INTERFACE, INC.
                              EXECUTIVE BONUS PLAN


1       PURPOSE.

        The purpose of the Interface, Inc. Executive Bonus Plan is to provide bonus compensation for selected officers of Interface, Inc. The Plan is intended to meet the requirements for "qualified performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended.

2       DEFINITIONS.

        The following capitalized terms, as used herein, shall have the following meanings:

        (a) "Annual Base Salary" shall mean: (i) with respect to any Participant other than a Section 162(m) Officer, the base salary paid to such Participant during any Performance Period; and (ii) with respect to any Section 162(m) Officer, the annual rate of base salary of such Section 162(m) Officer in effect on the first day of any Performance Period.

        (b) "Award" shall mean an annual incentive compensation award, granted pursuant to the Plan, which is contingent upon the attainment of Performance Goals with respect to a Performance Period.

        (c)    "Board" shall mean the Board of Directors of Interface.

        (d) "Change in Control" shall mean the occurrence of an event described in Section 5(d) hereof.

        (e)    "Code" shall mean the Internal Revenue Code of 1986, as amended.

        (f)    "Committee"  shall mean a committee  of the Board as described in
               Section 3 hereof.

        (g) "Company" shall mean, collectively, Interface and its direct and indirect subsidiaries.

        (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        (i)    "Interface" shall mean Interface, Inc., a Georgia corporation.

        (j) "Participant" shall mean an officer of the Company who is, pursuant to Section 4 of the Plan, selected to participate in the Plan.


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        (k)    "Performance  Goal"  shall  mean  the  criteria  and  objectives, determined by the Committee, which must be met during the applicable Performance Period as a condition of the Participant's receipt of payment with respect to an Award. Performance Goals may relate to attainment by the Company or a subsidiary or business unit of specified levels or increases in any or all of the following: (i) operating income for operations managed; (ii) cash flow for operations managed; (iii) reduction of off-quality and waste (under the Company's "war on waste" program initiated in January 1995); (iv) return on equity; (v) earnings per share;
               (vi)  return  on  capital;   (vii)   return  on  assets;   (viii)
               value-based management;  (ix) earnings before interest and taxes;
               (x) sales growth; (xi) gross margin; (xii) total earnings; (xiii) earnings growth; or (xiv) increase in the fair market value of
               Interface's   common   stock.   In  addition,   with  respect  to
               Participants who are not Section 162(m) Officers, the Committee may establish other Performance Goals, including goals relating to individual performances and non-financial objectives. (l) "Performance Period" shall mean the Company's fiscal year.

        (m)    "Plan" shall mean the Interface, Inc. Executive Bonus Plan.

        (n) "Section 162(m) Officer" shall mean an officer of the Company who, in the Committee's determination made at the time of any Award, is or may become a "covered employee" as defined in
               Section 162(m) of the Code and the regulations thereunder.

3       ADMINISTRATION.

        (a)    General.  The Plan shall be  administered  by the Committee.  The
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               Committee  shall  have  the  authority  in its  sole  discretion, subject to the express provisions of the Plan, to administer the Plan and to exercise all the powers and authority either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation: the authority to grant Awards; to determine the persons to whom, and the time or times at which, Awards shall be granted; to determine the terms, conditions, restrictions and performance criteria, including Performance Goals, relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, or surrendered; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Awards; and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, the Participant (or any person claiming any rights under the Plan from or through any Participant) and any shareholder.


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        (b)    Members.  The  Committee  shall consist of two or more members of
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               the Board, each of whom shall be an "outside director" within the meaning of Section 162(m) of the Code. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may delegate to one
               or  more  of  its   members  or  to  one  or  more   agents  such
               administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.

        (c)    Liability.  No  member  of the  Board or the  Committee  shall be
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               liable for any action taken or  determination  made in good faith with respect to the Plan or any Award granted hereunder.

4.      ELIGIBILITY.

        The Committee shall select which officers of the Company are to participate in the Plan for a Performance Period. In selecting the officers of the Company who are eligible to participate in the Plan and in establishing the terms of Awards granted to such Participants, the Committee may accept such recommendations of the senior management of the Company as it deems appropriate. The Committee shall specifically identify any Participants who it determines are Section 162(m) Officers with respect to each Performance Period.

5.      TERMS OF AWARDS.

        (a)    In General.  The Committee  shall grant awards under the Plan for
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               each  Performance  Period  at such  time  or  times  as it  deems appropriate; provided, Awards to Section 162(m) Officers shall be made not later than 90 days after the first day of each Performance Period. Awards shall be expressed as a percentage of a Participant's Annual Base Salary. The Committee shall specify the Performance Goals applicable to each Award, as well as the percentage of the Award assigned to each Performance Goal. The terms of an Award may contain a range of target levels so that a Participant who fails to achieve the maximum target level for a Performance Goal may still earn a portion of the potential bonus related to such Performance Goal. The terms of an Award to a
               Section 162(m) Officer must state an objective formula or standard for determining the amount of compensation payable to the Participant. The maximum amount of compensation that may be
               paid  to  any   Participant  in  respect  of  an  Award  for  any
               Performance Year is $1,750,000. Unless otherwise provided by the Committee in connection

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               with the  termination of employment of a Participant due to death or disability or involuntary termination without cause prior to the last day of a Performance Period, or except as set forth in
               Section 5(d) hereof, payment in respect of Awards to a Section 162(m) Officer shall be made only if and to the extent the Performance Goals with respect to such Performance Period are attained and the Participant is employed by the Company on the last day of the Performance Period. Awards granted pursuant to the Plan shall be evidenced in the minutes of the Committee or in
               such  other  written  form  as  the  Committee   shall  determine
               appropriate.

        (b)    Certification  of  Performance  Criteria.  After  the end of each
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               Performance  Period,  the Committee shall determine the extent to which the Performance Criteria have been achieved for that Performance Period and shall approve the compensation to be paid to each Participant. The Committee in its sole discretion may reduce, but not increase, the amount of compensation that otherwise would be payable under the Plan to a Section 162(m)
               Officer  if  the  Committee   determines  such  reduction  to  be
               appropriate based on personal, corporate or other factors that the Committee deems appropriate. With respect to Participants other than Section 162(m) Officers, the Committee may take into account such factors (including, without limitation, individual job performance, the effect of unanticipated events on the Company's financial performance or other subjective criteria) as it deems appropriate in determining whether the Performance Criteria have been satisfied and in determining the amount of compensation payable to any such Participant.

        (c)    Time And Form of  Payment.  Unless  otherwise  determined  by the
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               Committee,  all payments in respect of Awards  granted under this
               Plan shall be made in cash within a reasonable period after the end of the Performance Period, subject to deferral as provided by the Committee or under any applicable deferred compensation plan of the Company.

        (d)    Change in Control.  Notwithstanding  any other  provision  of the
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               Plan to the  contrary,  if, while any Awards  remain  outstanding under the Plan, a "Change in Control" of Interface shall occur, the Performance Period outstanding at the time of such Change in Control shall be deemed to have been completed, the maximum level of performance set forth under the respective Performance Goals shall be deemed to have been attained and a pro rata portion (based on the number of full and partial months that have elapsed with respect to such Performance Period) of each outstanding Award granted to each Participant for the outstanding Performance
               Period  shall  become   immediately   payable  in  cash  to  each
               Participant.

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               For  purposes  of this  Section  5(d),  a Change  in  Control  of
               Interface shall occur upon the happening of the earliest to occur of the following:

               (i) During such period as the holders of Interface's Class B common stock are entitled to elect a majority of Interface's Board, the Permitted Holders (as defined below) shall at any time fail to be the "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of the majority of the issued and outstanding shares of the Class B common stock;

               (ii) At any time during which the holders of Interface's Class B common stock have ceased to be entitled to elect a majority of Interface's Board, the acquisition by any "person," entity, or "group" of "beneficial ownership" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, and rules promulgated thereunder) of more than 30 percent of the outstanding capital stock entitled to vote for the election of directors ("Voting Stock") of (A) Interface, or (B) any corporation which is the surviving or resulting corporation, or the transferee corporation, in a transaction described in clause (iii)(A) or (iii)(B) immediately below;


                (iii) The effective time of (A) a merger, consolidation or other business combination of Interface with one or more corporations as a result of which the holders of the outstanding Voting Stock of Interface immediately prior to such merger or consolidation hold less than 51 percent of the Voting Stock of the surviving or resulting corporation, or (B) a transfer of all or substantially all of the property or assets of the Company other than to an entity of which Interface owns at least 51 percent of the Voting Stock, or (C) a plan of complete liquidation of Interface; and

                (iv) The election to the Board, without the recommendation or approval of Ray C. Anderson if he is then serving on the Board, or, if he is not then serving, of the incumbent Board, of the lesser of (A) four directors, or (B) directors constituting a majority of the number of directors of Interface then in office.


          As used herein, "PERMITTED HOLDERS" shall mean the individuals listed on Schedule 10.11 to the Second Amended and Restated Credit Agreement dated June 25, 1997, by and among Interface, certain of its subsidiaries, SunTrust Bank and the other bank parties thereto (regardless of whether said agreement is terminated or continues in force and effect), provided that, for purposes of this definition, the reference to each such individual shall be deemed to include the members of such individual's immediate family, such individual's estate, and any trusts created by such individual for the benefit of members of such individual's immediate family.
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6.        GENERAL PROVISIONS.

          (a)      Nontransferability.  Awards  shall not be  transferable  by a
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                   Participant  except  by  will  or the  laws  of  descent  and distribution.

          (b)      No Right to Continued  Employment.  Nothing in the Plan or in
                   ---------------------------------
                   any Award or other agreement entered into pursuant hereto shall confer upon any Participant the right to continue in the employ of the company or to be entitled to any remuneration or benefits not set forth in the Plan or such other agreement or to interfere with or limit in any way the right of the Company to terminate such Participant's employment.

          (c)      Withholding  Taxes.  The  Company  shall  have  the  right to
                   ------------------
                   withhold the amount of any taxes that the Company may be required to withhold before delivery of payment of an Award to the Participant or other person entitled to such payment, or to make such other arrangements for the withholding of taxes that the Company deems satisfactory.

         (d)      Amendment,  Termination and Duration of the Plan. The Board or
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                  the  Committee  may at any time and from  time to time  alter, amend, suspend, or terminate the Plan in whole or in part; provided that, no amendment that requires shareholder approval in order for the Plan to continue to comply with Code Section 162(m) shall be effective unless the same shall be approved by the requisite vote of the shareholders of the Company.
                  Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Participant, without such Participant's consent, under any Award theretofore granted under the Plan. To the extent then required under Section 162(m) of the Code, the Plan shall again be submitted to the shareholders of the Company for approval no later than the first shareholder meeting that occurs in the fifth year following the year in which the shareholders first approve the Plan, and the Plan shall terminate if such approval is not obtained.

         (e)      Participant  Rights. No Participant shall have any claim to be
                  -------------------
                  granted any Award under the Plan, and there is no obligation for uniformity of treatment for Participants.

         (f)      Governing  Law.  The  Plan  and all  determinations  made  and
                  --------------
                  actions taken pursuant hereto shall be governed by the laws of the State of Georgia without giving effect to the conflict of laws principles thereof.

          (g)      Effective  Date. The Plan shall take effect upon its adoption
                   ---------------
                   by the Board; provided, however, that the Plan shall be subject to the requisite approval of the shareholders of the Company to the extent required under Section 162(m) of the Code. In the absence of such approval, any Award theretofore granted to a Section 162(m) Officer under the Plan shall be null and void.


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

          (h)      Beneficiary.  A  Participant  may file with the  Committee  a
                   ----------
                   written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the Participant's estate shall be deemed to be the grantee's beneficiary.

          (i)      Interpretation.  The Plan is designed and intended to comply,
                   --------------
                   to the extent applicable, with the requirements for qualified performance-based compensation under Section 162(m) of the Code, and all applicable provisions hereof shall be construed in a manner to so comply.

L:\MER\1999\EXEC_INC.223


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